Exhibit 99.1

Molson Coors CEO Mark Hunter Announces Retirement as of September 27, 2019; Board Names MillerCoors CEO Gavin Hattersley as Successor

DENVER & MONTREAL--(BUSINESS WIRE)--July 31, 2019--The Board of Directors of Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) has accepted the retirement of current President and Chief Executive Officer Mark Hunter, effective September 27, 2019 and has named Gavin Hattersley as Molson Coors President and Chief Executive Officer effective as of September 28, 2019.

“After a 36-year career with the last 30 years in the beer business Mark Hunter indicated his desire to retire from his position as Molson Coors President and CEO in order to spend more time with his wife Fiona and two children,” said Andrew Molson, chairman of the Molson Coors Board. “Leadership changes are planned for at the Board level and this is part of our succession planning process at work. We respect Mark’s wishes and thank him for the significant impact he has made at our company. He’s led the company through a period of tremendous transformational change and has successfully helped more than double the size of our company. We are also delighted to name Gavin Hattersley as Mark’s replacement and the next CEO for Molson Coors. Gavin has led the US business for the past four years after serving as the Molson Coors CFO for the three years before that. He’s a skilled leader who understands what is required to drive shareholder value and build our portfolio of leading brands.”

Mark Hunter, 56, has spent his last 30 years in the beer business. He served as Molson Coors President and CEO from 2015-2019 following his role as President and CEO of Molson Coors Europe. Mark began his career in beer in 1989 when he joined Bass Brewers and has been with Molson Coors since its acquisition of the UK business in 2002. During his time, he has played a key role in every significant event in the company’s recent history, including the acquisition of the Carling business in the UK in 2002, the merger of two iconic brands and families Molson and Coors in 2005, the formation of its US joint venture, MillerCoors, in 2008, the acquisition of our Central and Eastern European business in 2012, the integration of MillerCoors into Molson Coors and the acquisition of the Miller international business in 2016.

“It’s been the joy of a lifetime to work on these great brands with so many inspirational colleagues for all of these years at Molson Coors,” said Mark Hunter. “It’s been a great privilege to serve as Molson Coors President and CEO but I am also very much looking forward to the next chapter which will be highlighted by spending more time with my wife Fiona and our two children back in the UK. I will forever remain a brand ambassador and advocate for this business and will be there to support Gavin every step of the way. I have worked very closely alongside Gavin for many years and know the sharpness of his intellect, the intensity of his passion for the company and quality of his character and he will be a terrific leader of the overall business.”

Gavin Hattersley, 56, has served as President and Chief Executive Officer of MillerCoors, the US business unit, since September 2015. He was the interim Chief Executive Officer of MillerCoors from July 2015. Mr. Hattersley served as Chief Financial Officer of the Company from June 2012 to September 2015. From July 2008 to June 2012, Mr. Hattersley served as Executive Vice President and Chief Financial Officer of MillerCoors. He also served as Senior Vice President, Finance for Miller Brewing Company from October 2002 to July 2008. He came to Miller Brewing Company from SAB Limited of Johannesburg, South Africa, where he held several financial management positions before becoming Chief Financial Officer in 1999. Mr. Hattersley holds an Honors’ degree in accounting science and a bachelor’s degree from the University of South Africa.

“I am privileged and honored to lead the company and succeed Mark in this role. Mark has been a great leader, friend, mentor and boss and has led this company through some dramatic change and I will be forever in his debt,” said Hattersley. “I care deeply about our company, our brands and our people. My commitment is to work hard, to be an empathetic leader and, above all, do whatever is necessary to maximize the potential of our business in order to restore shareholder value.”

“The Molson and Coors families have been in the beer business for generations and we take great pride in the quality of our beers, the strength of our brands, the contributions of our employees and our commitment to our communities,” said Pete Coors, vice chairman of Molson Coors. “Mark has been a trusted advisor, a great friend and an impactful leader. Everyone in the Molson and Coors families greatly appreciates his contribution to our business over the past 30 years. At the same time, we are excited to welcome Gavin into the CEO spot and I, along with the rest of the Board, look forward to working alongside him to support him every step of the way.”

In a separate release issued today, the company announced its second quarter 2019 results.

Overview of Molson Coors

Molson Coors has defined brewing greatness for more than two centuries. As one of the largest global brewers, Molson Coors works to deliver extraordinary brands that delight the world’s beer drinkers. From Coors Light, Coors Banquet, Miller Lite, Molson Canadian, Carling, Staropramen and Sharp’s Doom Bar to Leinenkugel’s Summer Shandy, Blue Moon Belgian White, Hop Valley, Creemore Springs and Crispin Cider, Molson Coors offers a beer for every beer lover.

Molson Coors operates through Molson Coors Canada, MillerCoors in the U.S., Molson Coors Europe and Molson Coors International.

The company is not only committed to brewing extraordinary beers, but also running a business focused on respect for its employees, communities and drinkers, which means focusing on sustainability and accountability from the start. Molson Coors is committed to leaving a positive imprint on our consumers, employees, communities and the environment as reflected in Our Beer Print and our 2025 sustainability targets. To learn more about Molson Coors Brewing Company, visit molsoncoors.com, ourbeerprint.com or on Twitter through @MolsonCoors.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “anticipate,” “project,” “will,” “outlook,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, the impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; our ability to achieve expected tax benefits, accretion and cost savings relating to our acquisition of MillerCoors; pension plan and other post-retirement benefit costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

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